Exhibit 10.48


             FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND JAMES BIGL


     This Fourth Amendment dated August 5, 2003 ("Effective Date") is by and among National Medical Health Card Systems, Inc., (the "Company") and James Bigl ("Employee"). All defined terms used, but not otherwise defined herein, shall have their meanings set forth in the Employment Agreement, as amended, between Company and Employee dated May 3, 2000 and amended July 18, 2001 and as further amended on April 15, 2002, October 14, 2002 and November 6, 2002 respectively (the "Amended Employment Agreement").

                                   WITNESSETH:

     WHEREAS, the Company and Employee have entered into the Amended Employment Agreement; and

     WHEREAS, both the Company and the Employee are desirous to amend certain provisions of the Amended Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1. In addition to the existing provisions reflected in Paragraph 3.1 of the Amended Agreement, Paragraph 3.1 shall be amended by adjusting Employee's compensation and annual bonus pursuant to the resolutions adopted by the Compensation Committee and Board of Directors of the Company at meetings held on July 9, 2003 and August 5, 2003, respectively.

     2. From and after the date hereof, Paragraph 3.4 of the Agreement shall be deleted in its entirety, and substitute in lieu thereof:

               The Company shall pay the Employee the sum of $10,000 per calendar quarter for non-accountable expenses incurred by him in connection with the performance of his duties or in furtherance of the business and/or interest of the Company.

     3. In addition to the Stock Options granted to Employee in Paragraph 4 of the Amended Agreement and as further approved by Compensation Committee and Board of Directors of the Company at meetings held on July 9, 2003, the Employee will be granted by the Company an option to purchase 50,000 shares of Common Stock of the Company, effective July 22, 2003, in accordance with the terms of a Stock Option Agreement attached hereto as Exhibit A.

     4. Except as expressly provided herein, all terms and conditions of the Amended Agreement shall be unmodified and in full force and effect.

     5.  From and  after the  execution  and  delivery  of this  Amendment,  all references to the Amended Agreement contained in other agreements and instruments executed and delivered pursuant to or in connection with the Agreement shall hereinafter mean and refer to the Amended Agreement as amended hereby.

     6. This Amendment may be executed in counterparts by the parties hereto, all of which shall constitute one and the same instrument. A facsimile transmission of this signed amendment bearing a signature on behalf of a party hereto shall be binding on such party.


     IN WITNESS WHEREOF, the Company and Employee have executed this Second Amendment the day and year first above written.

                                  NATIONAL MEDICAL HEALTH CARD
                                  SYSTEMS, INC.
                                  By:

                                  ______________________________________
                                  Bert E. Brodsky, Chairman of the Board


                                  ______________________________________
                                  James Bigl